EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANT

We have issued our report dated February 24, 2005 for the financial statements of Carmel Container Systems Ltd. for the year ended December 31, 2004. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated February 24, 2005 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Kost Forer Gabbay & Kasierer Member of Ernst & Young Global

Haifa ,Israel
March 13, 2005